Exhibit 10.1

NOTE CONVERSION AGREEMENT

This Note Conversion Agreement (this “Agreement”) is entered into as of January 8, 2016, by and among OXIS International, Inc., a Delaware corporation (the “Company”), and the parties listed on Schedule A hereto.

WHEREAS, the Company and Bristol Investment Fund, Ltd. (“Bristol”) are party to that certain Securities Purchase Agreement dated October 25, 2006, as amended from time to time (the “2006 Purchase Agreement”), pursuant to which the Company issued 0% Convertible Debentures (the “2006 Debentures”;

WHEREAS, the Company and Theorem Group LLC (“Theorem”) are party to that certain Securities Purchase Agreement dated October 1, 2009, as amended from time to time (the “2009 Purchase Agreement”), pursuant to which the Company issued 0% Convertible Debentures (the “2009 Debentures”);

WHEREAS, the Company and Bristol are party to that certain Convertible Demand Promissory Note dated February 7, 2011, as amended from time to time (the “February 2011 Purchase Agreement”), pursuant to which the Company issued a Convertible Demand Promissory Note (the “February 2011 Note”);

WHEREAS, the Company and Bristol are party to that certain Convertible Demand Promissory Note dated March 4, 2011, as amended from time to time (the “March 2011 Purchase Agreement”), pursuant to which the Company issued a Convertible Demand Promissory Note (the “March 2011 Note”);

WHEREAS, each of Brannon LLLP (“Brannon”), Farhad Rostamian, Leslie Canter (“Canter”), Bristol (the forgoing individuals and entities, collectively, the “June 2011 Investors”) and the Company are party to that certain Securities Purchase Agreement dated June 7, 2011, as amended from time to time (the “June 2011 Purchase Agreement”), pursuant to which the Company issued 12% Convertible Debentures (the “June 2011 Debentures”);

WHEREAS, the Company and Theorem are party to a certain Convertible Demand Promissory Note dated October 26, 2011, as amended from time to time (the “October 2011 Purchase Agreement”), pursuant to which the Company issued a Convertible Demand Promissory Note (the “October 2011 Note”);

WHEREAS, each of WestPak Consulting, Brannon, Alpha Capital Anstalt (“Alpha”), Adam Cohen, Canter (the forgoing individuals and entities, collectively, the “November 2011 Investors”) and the Company are party to that certain Securities Purchase Agreement dated November 13, 2011, as amended from time to time (the “November 2011 Purchase Agreement”), pursuant to which the Company issued 8% Convertible Debentures (the “November 2011 Debentures”);

WHEREAS, each of Ho’okipa Capital, Howard Knee, Bristol (the forgoing individuals and entities, collectively, the (“March 2012 Investors”) and the Company are party to that certain Securities Purchase Agreement dated March 1, 2012, as amended from time to time (the “March 2012 Purchase Agreement”) and Transaction Documents (as defined in the 2012 Purchase Agreement), pursuant to which the Company issued 8% Convertible Debentures (the “March 2012 Debentures”);

WHEREAS, each of Bristol Capital, LLC, Alpha, Net Capital Partners Inc, Bristol (the forgoing individuals and entities, collectively, the (“May 2012 Investors”) and the Company are party to that certain Securities Purchase Agreement dated May 22, 2012, as amended from time to time (the “May 2012 Purchase Agreement”) and Transaction Documents (as defined in the 2012 Purchase Agreement), pursuant to which the Company issued 8% Convertible Debentures (the “May 2012 Debentures”);

WHEREAS, each of Bristol, Alpha, SV Booth Investment III (the “SV Booth”) (the forgoing individuals and entities, collectively, the “December 2012 Note Holders”) and the Company are party to that certain Note Purchase Agreements dated December 3, 2012, as amended from time to time (the “December 2012 Purchase Agreement”), pursuant to which the Company issued Demand Promissory Notes (the “December 2012 Notes”);

WHEREAS, each of SV Booth, Theorem, Bristol, Piter Korompis (the forgoing individuals and entities, collectively, the “10% Two-Year Senior Secured Convertible Debenture Holders”) and the Company are party to that certain Note Purchase Agreements dated between October 2013 and April 2014, as amended from time to time (the “10% Two-Year Senior Secured Convertible Debenture Agreement”), pursuant to which the Company issued Demand Promissory Notes (the “10% Two-Year Senior Secured Convertible Debentures”);

WHEREAS, the Company and Theorem are party to that certain Convertible Demand Promissory Note dated December 31, 2013, as amended from time to time (the “December 2013 Purchase Agreement”), pursuant to which the Company issued a Convertible Demand Promissory Note (the “December 2013 Note”);

WHEREAS, each of East Ventures, Inc. (“East Ventures”), Adam Kasower, SV Booth, John Brady, Bristol Capital LLC, Canyons Trust, Bristol, Munt Trust, Greg McPherson, Ken Eaton, Alpha (the forgoing individuals and entities, collectively, the “July 2014 Investors”) and the Company are party to that certain Securities Purchase Agreement dated July 24, 2014, as amended from time to time (the “July 2014 Purchase Agreement”), pursuant to which the Company issued 10% Convertible Debentures (the “July 2014 Debentures”);

WHEREAS, each of William Heavener (“Heavener”), Red Mango Ltd. (“Red Mango”), Kasower (the forgoing individuals and entities, collectively, the “October 2014 Investors”) and the Company are party to that certain Securities Purchase Agreement dated October 14, 2014, as amended from time to time (the “October 2014 Purchase Agreement”), pursuant to which the Company issued 10% Convertible Debentures (the “October 2014 Debentures”);

WHEREAS, each of Theorem, Korompis, Raymond Pribadi, Bristol, Kasower, Alpha, Heavener, Red Mango, Scott Williams, Barry Wolfe (the forgoing individuals and entities, collectively, the “March 2015 Investors”) and the Company are party to that certain Securities Purchase Agreement dated March 12, 2015, as amended from time to time (the “March 2015 Purchase Agreement”), pursuant to which the Company issued 10% Convertible Debentures (the “March 2015 Debentures”);

WHEREAS, each of Heavener, Kasower, Craig Osborne (the forgoing individuals collectively, the “July 2015 Investors”) and the Company are party to that certain Securities Purchase Agreement dated July 8, 2015, as amended from time to time (the “July 2015 Purchase Agreement”), pursuant to which the Company issued 10% Convertible Debentures (the “July 2015 Debentures”);

WHEREAS, each of Heavener, Kasower, Craig Osborne, Theorem, Bristol, Oakmore Opportunity Fund I, LP (“Oakmore”) (the forgoing individuals collectively, the “October 2015 Investors”) and the Company are party to that certain Securities Purchase Agreement dated October 5, 2015, as amended from time to time (the “October 2015 Purchase Agreement”), pursuant to which the Company issued 10% Convertible Debentures (the “October 2015 Debentures”);

WHEREAS, each of Heavener, JLS Ventures, LLC, One Equity Research LLC, Alpha, Bristol, (the forgoing individuals collectively, the “December 2015 Investors”) and the Company are party to that certain Securities Purchase Agreement dated October 5, 2015, as amended from time to time (the “December 2015 Purchase Agreement”), pursuant to which the Company issued 10% Convertible Debentures (the “December 2015 Debentures”);

WHEREAS, each of Theorem, Bristol and the Company are party to that certain Settlement Agreement dated August 8, 2012 (the “2012 Settlement Agreement”), pursuant to which the Company issued Convertible Notes to Theorem and Bristol in order to settle certain claims regarding certain convertible debentures held by Bristol (pursuant to the terms and schedules of the 2012 Settlement Agreement);

WHEREAS, each of Alpha, Bristol Capital LLC, Bristol and the Company are party to that certain Settlement Agreement dated August 14, 2015 (the “August 2015 Settlement Agreement”), pursuant to which the Company issued allonges to Alpha, Bristol Capital LLC and Bristol, increasing the principal amounts of July 2014 Debentures held by each entity (pursuant to the terms and schedules of the August 2015 Settlement Agreement);

WHEREAS, each of East Ventures, SV Booth and the Company are party to that certain Settlement Agreement dated October 7, 2015 (the “October 2015 Settlement Agreement”), pursuant to which the Company issued allonges to East Ventures and SV Booth, increasing the principal amounts of July 2014 Debentures held by each entity (pursuant to the terms and schedules of the October 2015 Settlement Agreement);

WHEREAS, each of Alpha, Bristol Capital LLC, Bristol, East Ventures, SV Booth and the Company are party to that certain Second Settlement Agreement dated November 5, 2015 (the “November 2015 Settlement Agreement”), pursuant to which the Company issued allonges to Alpha, Bristol Capital LLC and Bristol, increasing the principal amounts of July 2014 Debentures held by each entity (pursuant to the terms and schedules of the November 2015 Settlement Agreement);

WHEREAS, Bristol, Theorem and the Company are party to that certain Settlement Agreements dated December 7, 2015 (the “December 2015 Settlement Agreement”), pursuant to which the Company issued allonges to Bristol and Theorem, increasing the principal amounts of 2006 Debentures and 2009 Debentures held by each entity (pursuant to the terms and schedules of the December 2015 Settlement Agreement);

WHEREAS, Bristol, Theorem, June 2011 Investors, November 2011 Investors, March 2012 Investors, May 2012 Investors, December 2012 Note Holders, 10% Two-Year Senior Secured Convertible Debenture Holders, July 2014 Investors, October 2014 Investors, March 2015 Investors, July 2015 Investors, October 2015 Investors, Alpha, Bristol Capital LLC, East Ventures and SV Booth are herein referred to as, each, a “Note Holder” and, collectively, the “Note Holders”;

WHEREAS, the 2006 Debentures, 2009 Debentures, February 2011 Note, March 2011 Note, June 2011 Debentures, October 2011 Note, November 2011 Debentures, March 2012 Debentures, May 2012 Debentures, December 2012 Notes, 10% Two-Year Senior Secured Convertible Debentures, December 2013 Note, July 2014 Debentures, October 2014 Debentures, March 2015 Debentures, July 2015 Debentures, October 2015 Debentures and December 2015 Debentures are herein collectively referred to as the “Notes”;

WHEREAS, the 2006 Purchase Agreement, 2009 Purchase Agreement, February 2011 Purchase Agreement, March 2011 Purchase Agreement, June 2011 Purchase Agreement, October 2011 Purchase Agreement, November 2011 Purchase Agreement, March 2012 Purchase Agreement, May 2012 Purchase Agreement, 10% Two-Year Senior Secured Convertible Debenture Agreement, December 2012 Purchase Agreement, December 2013 Purchase Agreement, July 2014 Purchase Agreement, October 2014 Purchase Agreement, March 2015 Purchase Agreement, July 2015 Purchase Agreement, October 2015 Purchase Agreement, December 2015 Purchase Agreement, 2012 Settlement Agreement, August 2015 Settlement Agreement, October 2015 Settlement Agreement, November 2015 Settlement Agreement and December 2015 Settlement Agreement are herein collectively referred to as the “Prior Subscription Agreements”;

WHEREAS, the Prior Subscription Agreements and the Notes are herein collectively referred to as the “Prior Transaction Documents”;

WHEREAS, each Note Holder hereby agrees to convert and cancel all indebtedness of the Company to such Note Holder, including any accrued and unpaid interest or penalties under the Notes, and the Company agrees to issue to each Note Holder in exchange for the cancellation of all indebtedness of the Company to such Note Holder, including any accrued and unpaid interest or penalties under the Notes, and for no additional consideration, the number of shares of Common Stock described in Section 1 (collectively, the “Note Conversion Shares”).

NOW, THEREFORE, in consideration of the rights and benefits that they will each receive in connection with this Agreement, the parties, intending to be legally bound, agree as follows:

1. Cancellation of Notes; Issuance of Note Conversion Shares.  Subject to the terms and conditions of this Agreement, at the applicable Closing (as defined herein) the Company shall issue to each Note Holder participating in such Closing, in exchange for the cancellation of all indebtedness of the Company to such Note Holder under the Notes held by such Note Holder, including any accrued and unpaid interest or penalties under such Notes and for no additional consideration, such number of Note Conversion Shares set forth beside such Note Holder’s name on Schedule B attached hereto (the “Note Conversion”).  Notwithstanding the foregoing, in the event that the purchase price of any shares of capital stock issued by the Company in the Financing (as defined below) is less than $1.675 per share, then, with respect to all Notes that have not been converted at a Closing prior to the Financing, the number of shares set forth on Schedule B shall be disregarded and the number of Note Conversion Shares to be issued to each Note Holder at the Final Closing (as defined below) shall instead be equal to the amount determined by dividing (A) the accrued and unpaid interest under the Notes held by such Note Holder as of the time of such Note Conversion by (B) the product of (i) the purchase price of the shares issued to the other purchasers for cash in the Financing multiplied by (ii) 0.75.  From and after each Closing, the Notes converted at such Closing shall solely represent the right to receive the Note Conversion Shares hereunder, no amounts shall remain outstanding under such Notes and such Notes shall otherwise be of no further force or effect.

2. Closings.

(a) Closings.  Subject to Sections 2(c) and 2(d), with respect to all Notes that have not yet been converted at a Closing prior to the Financing, the final closing of the Note Conversion (the “Final Closing”) shall occur automatically and with no further action by the parties hereto subject to and effective immediately upon the closing (by exchange of signature pages and receipt of funds by the Company or into escrow) by the Company of the sale and issuance of shares of the capital stock of the Company primarily for capital-raising purposes for an aggregate purchase price of at least $6,000,000 (the “Financing,” and the closing date of such Financing and the Final Closing, the “Final Closing Date”);

provided, however, that if the Financing does not occur on or before February 15, 2016 (the “Financing Deadline”), this Agreement shall be terminated as of 11:59 p.m. Eastern time on the Financing Deadline; provided, however, that (i) the Financing Deadline may be extended with the written consent of the Company and the Majority-in-Interest Note Holders (as defined below) and (ii) any individual Note Holder may convert the Notes, or part thereof, held by such Note Holder at a conversion price of $1.25625 at any time prior to the Financing Deadline by providing the Company with written notice of its intention to do so.  Each of the Final Closing and any such individual closing referred to in clause (ii) of the preceding sentence are sometimes referred to herein as a “Closing,” each of the dates on which any Closing shall occur are sometimes referred to herein as a “Closing Date.”  Prior to the applicable Closing, or within five (5) business days thereafter, the Note Holders participating in such Closing shall deliver their physical Notes (or if such Notes are lost, mutilated or destroyed, a lost note affidavit and indemnity agreement in substantially the form attached hereto as Exhibit A (each, an “Affidavit”)) to the Company for cancellation.  Notwithstanding anything to the contrary set forth in Section 6 below, each Note Holder hereby consents to the Financing and waives any and all rights of notice, participation or price-based anti-dilution adjustments it may have in connection with the Financing.

(b) Delivery of Shares.  Within five (5) business days from the receipt of the physical Notes (or Affidavit, as applicable) from any Note Holder, the Company shall deliver the applicable Note Conversion Shares to such Note Holder in accordance with Section 1, provided the Note Holders shall not be required to surrender any Note that is not completely converted.

(c) Conditions to Note Holders’ Obligations at Closing.  The obligations of each Note Holder participating at the Closing are subject to the fulfillment at or before such Closing of each of the following conditions, any of which may be waived in writing by the Note Holders holding a majority of the then-outstanding principal under the Notes (the “Majority-in-Interest Note Holders”):

i. The representations and warranties of the Company contained in Section 3 shall be true and correct on and as of such Closing.

ii. The Company shall have performed or fulfilled all agreements and obligations contained herein required to be performed or fulfilled by the Company before such Closing.

iii. The Company shall have complied with, and the offer and sale or conversion of the Note Conversion Shares pursuant to this Agreement shall be effective under, all federal and state securities laws applicable to the offer and sale or conversion of the Note Conversion Shares to the Note Holders.

iv. The Company shall have received this Agreement executed by Note Holders holding  Notes with an aggregate principal amount of at least $10,013,775.

(d) Conditions to the Company’s Obligations at Closing.  The obligations of the Company to close with each Note Holder participating at the Closing are subject to the fulfillment at or before such Closing of each of the following conditions, any of which may be waived in writing by the Company.

i. The representations and warranties of such Note Holder contained in Sections 4 and 5 (if applicable) shall be true and correct on and as of such Closing.

ii. Such Note Holder shall have performed or fulfilled all agreements, obligations and conditions contained herein and required to be performed or fulfilled by such Note Holder before such Closing.

iii. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or any state or foreign country that are required in connection with the lawful issuance of the Note Conversion Shares pursuant to this Agreement shall be duly obtained and effective as of such Closing.  The Company shall have obtained all necessary state securities law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale or conversion of the Note Conversion Shares.

3. Representations and Warranties of the Company.  The Company hereby represents and warrants to each Note Holder as of the date hereof as follows:

(a) Organization and Standing.  The Company is a corporation duly organized, validly existing under, and by virtue of, the laws of the State of Delaware, and is in good standing under such laws.  The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.  The Company is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties or financial condition.

(b) Corporate Power.  The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Note Conversion Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c) Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the authorization, sale, issuance and delivery of the Note Conversion Shares and the performance of all of the Company’s obligations hereunder have been taken or will be taken prior to the applicable Closing.  This Agreement has been duly executed by the Company and constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) Valid Issuance of Stock.  The Note Conversion Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws.  Such Note Conversion Shares will also be free and clear of any liens or encumbrances; provided, however, that the Note Conversion Shares shall be subject to the provisions of this Agreement and restrictions on transfer under state and/or federal securities laws.  The Note Conversion Shares are not subject to any preemptive rights, rights of first refusal or restrictions on transfer.

(e) Offering.  Subject in part to the accuracy of the Note Holder’s representations in Sections 4 and 5 (if applicable) hereof, the offer, sale and issuance of the Note Conversion Shares in conformity with the terms of this Agreement constitute transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and from all applicable state securities laws.

(f) Governmental Consents.  No consent, approval, qualification or authority of, or registration or filing with, any local, state or federal governmental authority on the part of the Company is required in connection with the valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any transaction contemplated hereby, except (i) such filings as have been made prior to the date hereof and (ii) such additional post-closing filings as may be required to comply with applicable federal and state securities laws (including but not limited to any Form D or Form 8-K filings), and with applicable general corporation laws of the various states, each of which will be filed with the proper authority by the Company in a timely manner.

(g) Disclosure.  As soon as practicable following the date of this Agreement, but in any event not later than four (4) business days following the date of this Agreement, the Company shall file with the Securities and Exchange Commission a Current Report on Form 8-K the (“Current Report”) relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement.  The Current Report shall include a copy of this Agreement as an exhibit.  Upon filing of the Current Report with the Securities and Exchange Commission, the Note Holders shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the Current Report.

4. Representations and Warranties of all Note Holders.  Each Note Holder, for itself and for no other person, hereby represents and warrants as of the date hereof to the Company as follows:

(a) Organization and Standing.  The Note Holder is either an individual or an entity duly organized, validly existing under, and by virtue of, the laws of the jurisdiction of its incorporation or formation, and is in good standing under such laws.

(b) Corporate Power.  The Note Holder has all right, corporate, partnership, limited liability company or similar power and authority to execute and deliver this Agreement, to effect the Note Conversion hereunder, and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c) Authorization.  All corporate, partnership, limited liability company or similar action, as applicable on the part of such Note Holder, necessary for the authorization, execution, delivery and performance of this Agreement, the Note Conversion and the performance of all of such Note Holder’s obligations hereunder have been taken or will be taken prior to the applicable Closing.  This Agreement has been duly executed by the Note Holder and constitutes valid and legally binding obligations of such Note Holder, enforceable against such Note Holder in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) Governmental Consents.  No consent, approval, qualification or authority of, or registration or filing with, any local, state or federal governmental authority on the part of the Company is required in connection with the valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Note Conversion Shares, or the consummation of any transaction contemplated hereby, except such filings as have been made prior to the date hereof.

(e) Own Account.  Such Note Holder understands that the Note Conversion Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law in reliance upon exemptions from regulation for non-public offerings and is acquiring the Note Conversion Shares as principal for its own account and not with a view to or for distributing or reselling such Note Conversion Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any such Note Conversion Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or  regarding the distribution of such Note Conversion Shares in violation of the Securities Act or any applicable state securities law.  Such Note Holder agrees that the Note Conversion Shares or any interest therein will not be sold or otherwise disposed of by such Note Holder unless the shares are subsequently registered under the Securities Act and under appropriate state securities laws or unless the Company receives an opinion of counsel satisfactory to it that an exception from registration is available.

(f) Note Holder Status.  The Note Holder is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.  Such Note Holder is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(g) Experience of Note Holder.  Such Note Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note Conversion Shares, and has so evaluated the merits and risks of such investment.

(h) Ability to Bear Risk.  Such Note Holder understands and acknowledges that investment in the Company is highly speculative and involves substantial risks.  Such Note Holder is able to bear the economic risk of an investment in the Note Conversion Shares and is able to afford a complete loss of such investment.

(i) General Solicitation.  Such Note Holder is not accepting the Note Conversion Shares as a result of any advertisement, article, notice or other communication regarding the Note Conversion Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(j) Disclosure of Information.  Such Note Holder has had the opportunity to receive all additional information related the Company requested by it and to ask questions of, and receive answers from, the Company regarding the Company, including the Company’s business management and financial affairs, and the terms and conditions of this offering of the Note Conversion Shares.  Such questions were answered to such Note Holder’s satisfaction.  Such Note Holder has also had access to copies of the Company’s filings with the Securities Exchange Commission under the Securities Act and Exchange Act.  The Note Holder believes that it has received all the information such Note Holder considers necessary or appropriate for deciding whether to consummate the Note Conversion.  The Note Holder understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a through or exhaustive description.  The Note Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

(k) Residency.  The residency of the Note Holder (or in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on Schedule A attached hereto.

(l) Security Holdings.  The Notes (including the aggregate and principal amounts outstanding), held by each Note Holder, as applicable, as of the date hereof are correctly described on Schedule B attached hereto.  The Note Holder does not hold any other securities or equity interests in the Company other than what is set forth opposite such Note Holder’s name on Schedule B attached hereto, Schedule B to the Warrant Exercise Agreement, dated January 8, 2016 and Schedule B to the Preferred Stock Exchange Agreement, dated January 8, 2016, each of which is incorporated herein by reference as though fully set forth herein and made a part of this Agreement.

(m) Tax Matters.  The Note Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transaction contemplated by this Agreement.  The Note Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

(n) Restrictions on Transferability; No Endorsement.  The Note Holder has been informed of and understand the following:

i. there are substantial restrictions on the transferability of the Note Conversion Shares; or

ii. no federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement of the Note Conversion Shares.

(o) No Other Representation by the Company.  None of the following information has ever been represented, guaranteed or warranted to the Note Holder, expressly or by implication by any broker, the Company, or agent or employee of the foregoing, or by any other Person:

i. the approximate or exact length of time that the Note Holder will be required to remain a holder of the Note Conversion Shares;

ii. the amount of consideration, profit or loss to be realized, if any, as a result of an investment in the Company; or

iii. that the past performance or experience of the Company, its officers, directors, associates, agents, affiliates or employees or any other person will in any way indicate or predict economic results in connection with the plan of operations of the Company or the return on investment.

5. Representations, Warranties and Covenants of Non-US Note Holders.  Each Note Holder who is a Non-U.S. Person (as defined herein) hereby represents and warrants to the Company as follows (provided however a Note Holder may not make the representation in this Section 5 if it so indicates on such Note Holder’s signature page):

(a) Certain Definitions.  As used herein, the term “United States” means and includes the United States of America, its territories and possessions, any state of the United States and the District of Columbia, and the term “Non-U.S. person” means any person who is not a U.S. person (as defined in Regulation S) or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act.

(b) Reliance on Representations and Warranties by the Company.  This Agreement is made by the Company with such Note Holder who is a Non-U.S. person (“Non-U.S. Note Holder”) in reliance upon such Non-U.S. Note Holder’s representations and warranties made herein.

(c) Regulation S.  Such Non-U.S. Note Holder has been advised and acknowledges that:

i. the Note Conversion Shares have not been registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;

ii. in issuing and selling the Note Conversion Shares to such Non-U.S. Note Holder pursuant hereto, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(a)(2) under the Securities Act;

iii. it is a condition to the availability of the Regulation S “safe harbor” that the Note Conversion Shares not be offered or sold in the United States or to a U.S. person until the expiration of a period of one year following the applicable Closing Date; notwithstanding the foregoing, prior to the expiration of one year after the applicable Closing (the “Restricted Period”), the Note Conversion Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person, the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from registration requirements of the Securities Act, or (B) the offer and sale is outside the United States and to other than a U.S. person.

(d) Certain Restrictions on Note Conversion Shares.  Such Non-U.S. Note Holder agrees that with respect to the Note Conversion Shares until the expiration of the Restricted Period:

i. such Non-U.S. Note Holder, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Note Conversion Shares or any beneficial interest therein in the United States or to or for the account of a U.S. person during the Restricted Period; notwithstanding the foregoing, prior to the expiration of the Restricted Period, the Note Conversion Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person, the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to a person other than a U.S. person; and

ii. such Non-U.S. Note Holder shall not engage in hedging transactions with regards to the Note Conversion Shares unless in compliance with the Securities Act.

The foregoing restrictions are binding upon subsequent transferees of the Note Conversion Shares, except for transferees pursuant to an effective registration statement.  Such Non-U.S. Note Holder agrees that after the Restricted Period, the Note Conversion Shares may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.

(e) Directed Selling.  Such Non-U.S. Note Holder has not engaged, nor is it aware that any party has engaged, and such Non-U.S. Note Holder will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Note Conversion Shares.

(f) Location of Non-U.S. Note Holder. Such Non-U.S. Note Holder: (i) is domiciled and has its principal place of business or registered office outside the United States; (ii) certifies it is not a U.S. person and is not acquiring the Note Conversion Shares for the account or benefit of any U.S. person; and (iii) at the time of the applicable Closing, the Non-U.S. Note Holder or persons acting on the Non-U.S. Note Holder’s behalf in connection therewith are located outside the United States.

(g) Distributor; Dealer.  Such Non-U.S. Note Holder is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(h) Notation of Restrictions.  Such Non-U.S. Note Holder acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this section and shall transfer such shares on the books of the Company only to the extent consistent therewith.

(i) Compliance with Laws. Such Non-U.S. Note Holder is satisfied as to the full observance of the laws of such Non-U.S. Note Holder’s jurisdiction in connection with the Note Conversion, including (i) the legal requirements within such Non-U.S. Note Holder’s jurisdiction for the Note Conversion, (ii) any foreign exchange restrictions applicable to such Note Conversion, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the exchange, holding, redemption, sale or transfer of such securities.  Such Non-U.S. Note Holder’s participation in the Note Conversion and such Non-U.S. Note Holder’s continued beneficial ownership of the Note Conversion Shares will not violate any applicable securities or other laws of such Non-U.S. Note Holder’s jurisdiction.

6. Waiver and Release.  Effective immediately upon the Note Conversion with respect to the Notes held by each Note Holder:

(a) Such Note Holder expressly forfeits and waives any and all anti-dilution and piggyback registration rights under any and all Prior Transaction Documents or otherwise applicable to the Notes, including any anti-dilution rights such Note Holder may have with respect to the issuances of any capital stock or other securities of the Company pursuant to previous transactions and pursuant to this Agreement.

(b) Such Note Holder unconditionally, irrevocably and absolutely releases and discharges the Company, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other entities of the Company, past and present, as well as the Company’s past and present employees, officers, directors, agents, principals, shareholders, successors and assigns from all claims, losses, demands, interests, causes of action, suits, debts, controversies, liabilities, costs, expenses and damages related to the waiver of anti-dilution and piggyback registration rights above, any security interest pursuant to any Prior Transaction Documents or otherwise over any collateral of the Company, or related in any way to any rights such Note Holder may have to equity or debt securities of the Company, other than as set forth on the schedules hereto.  This release includes, but is not limited to, any tort, contract, common law, constitution or other statutory claims (including but not limited to any claims for attorneys’ fees, costs and expenses).

(c) Such Note Holders and the Company expressly waives such Note Holder’s or Company’s (as applicable) right to recovery of any type, including damages or reinstatement, in any administrative court or action, whether state or federal, and whether brought by such Note Holder or Company or on such Note Holder’s or Company’s (as applicable) behalf, related in any way to the matters released herein.

(d) Such Note Holder and the Company acknowledges that it may discover facts or law different from, or in addition to, the facts or law that it knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

(e) Such Note Holder and the Company declares and represents that it intends this Agreement to be complete and not subject to any claim of mistake, and that the release of the claims described herein expresses a full and complete release and it intends the release of such claims to be final and complete.

(f) The parties acknowledge that this release is not intended to bar any claims that, by statute, may not be waived.

7. Trading Restrictions.  At all times during the one-year period immediately following the Closing in which any Note Holder participates, beginning on the Closing Date, such Note Holder hereby agrees with the Company and the other Note Holders that such Note Holder shall not sell any shares of the Company’s capital stock in excess of the greater of the following volume limitations: (a) on any one day, the number of shares equal to 10% of the Company’s trading volume for the immediately preceding trading day and (b) in any 22 trading day period, the number of shares equal to 10% of the Company’s trading volume for such 22 trading day period.  Notwithstanding the foregoing, the restrictions set forth in this Section 7 will terminate with respect to any Note Conversion Shares that are covered by an effective registration statement that may be filed by the Company.  The parties hereto acknowledge and agree that, except as set forth in this Agreement, the Company is under no obligation to register any of the Note Conversion Shares.

8. Miscellaneous.

(a) Legends.

i. The Note Holders hereby acknowledge that a legend may be placed on any certificates representing any of the Note Conversion Shares to the effect that the Note Conversion Shares represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

ii. The Note Holders hereby acknowledge and agree to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company (along with any successor transfer agent of the Company, the “Transfer Agent”) in order to implement the restrictions on transfer set forth and described in this Agreement.

iii. Certificates evidencing the Note Conversion Shares shall not contain any legend (including any legend under this Section 8(a)): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Note Conversion Shares pursuant to Rule 144, (iii) if such Note Conversion Shares are eligible for sale under Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of a Note is converted at a time when there is an effective registration statement to cover the resale of the Note Conversion Shares, or if the Note Conversion Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Note Conversion Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 8(a), it will, no later than three business days following the delivery by a Note Holder to the Company or the Transfer Agent of a certificate representing Note Conversion Shares issued with a restrictive legend (such third business day, the “Legend Removal Date”), deliver or cause to be delivered to such Note Holder a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 8. Certificates for Note Conversion Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Note Holder by crediting the account of the Note Holder's prime broker with the Depository Trust Company System as directed by such Note Holder.

iv. In addition to the Note Holder's other available remedies, the Company shall pay to a Note Holder, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Note Conversion Shares (based on the VWAP of the Common Stock of the Company on the date such Note Conversion Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 8(a)(iii), $10 per business day (increasing to $20 per business day five (5) business days after such damages have begun to accrue) for each business day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Note Holder's right to pursue actual damages for the Company's failure to deliver certificates representing any Note Conversion Shares as required by this Agreement, and such Note Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. For the purposes of this section, "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. For the purposes of this section, “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, or any market of the OTC Markets, Inc. (or any successors to any of the foregoing).

(b) Registration Rights.  Holders of Note Conversion Shares will have the registration rights described in Exhibit B hereto.

(c) Transfers.  Subject to Section 7 above, the Company hereby confirms that it will not require a legal opinion or “no action” letter from any Note Holder who desires to transfer the Note Conversion Shares in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act (“Rule 144”).

(d)	Furnishing of Information.

i. Until the earliest of the time that no Note Holder owns Notes or Note Conversion Shares, the Company covenants to maintain the registration of its Common Stock under Section 12(b) or 12(g) of the Exchange Act.  During the period that the Note Holders own Notes or Note Conversion Shares, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to the Exchange Act, even if the Company is not then subject to the reporting requirements of the Exchange Act.

ii. At any time during the period commencing on the Closing Date and ending at such time that all of the Note Conversion Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under

Rule 144(c) (a "Public Information Failure") then, in addition to such Note Holder's other available remedies, the Company shall pay to a Note Holder, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Notes or Note Conversion Shares, an amount in cash equal to two percent (2.0%) of the aggregate principal amount of the Notes that were converted by such Note Holder pursuant to this Agreement on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of: (a) the date such Public Information Failure is cured, and (b) such time that such public information is no longer required for the Note Holders to transfer the Note Conversion Shares pursuant to Rule 144. The payments to which a Note Holder shall be entitled pursuant to this Section 8(d)(ii) are referred to herein as "Public Information Failure Payments." Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) business day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Note Holder’s right to pursue actual damages for the Public Information Failure, and such Note Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e) Tacking.  Each party hereto acknowledges that the holding period for the Note Conversion Shares may be tacked back to the date such Note cancelled and exchanged therefor was initially issued.

(f) Reliance on Representations and Warranties by the Company.  Each Note Holder acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Note Holder’s eligibility to purchase the Note Conversion Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Note Conversion Shares under applicable securities legislation.  The Note Holder further agrees that the representations and warranties made by the Note Holder will survive the Note Conversion and will continue in full force and effect notwithstanding any subsequent disposition of the Note Holder of such Note Conversion Shares.

(g) Fees and Expenses.  Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the preparation, execution, delivery and performance of this Agreement.

(h) Entire Agreement.  This Agreement, together with the schedules attached hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written with respect to such matters.

(i) Notices.  All notices, demands requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall occur first.  The addresses for such communications shall be: (i) if to the Company, to: OXIS International, Inc., Attn: Chief Executive Officer, 4830 West Kennedy Blvd., Suite 600, Tampa, Florida 33609, facsimile: 813-436-5588, with a copy (which shall not constitute notice) to DLA Piper LLP (US), Attn: Paul Hurdlow, 401 Congress Avenue, Suite 2500, Austin, Texas 78701, facsimile: +1.512.457.7001, attn.: Paul Hurdlow, and (iii) if to the Note Holders, to the addresses and fax numbers as indicated on the signature pages attached hereto.

(j) Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Note Holders holding at least a majority in interest of the Note Conversion Shares then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that all waivers, modifications, supplements or amendments effected by less than all Note Holders impact all Note Holders in the same fashion.  No waiver with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(k) Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(l) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

(m) No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(n) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principals of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts of Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts of Delaware for the adjudication of any dispute hereunder or in connection herewith or the transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

(o) Survival.  The representations and warranties contained herein shall survive the Closings for the applicable statute of limitations.

(p) Execution.  This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature was an original thereof.

(q) Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ, an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(r) Independent Nature of Obligations and Rights.  The obligations of each Note Holder and hereunder are several and not joint with the obligations of any other Note Holder, and no Note Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Note Holder hereunder.  Nothing contained herein and no action taken by any Note Holder hereto shall be deemed to constitute the Note Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Note Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

(s) No Third Party Beneficiaries.  Nothing in this Agreement shall provide any benefit to any third party nor entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the parties hereto that this Agreement shall not otherwise be construed as a third party beneficiary contract.

(t) Construction.  The parties hereto agree that each of them and/or their respective counsel have reviewed and have had an opportunity to revise this Agreement and the schedules attached hereto.  This Agreement shall be construed according to its fair meaning and not strictly for or against any party.  The word “including” shall be construed to include the words “without limitation.”  In this Agreement, unless the context otherwise requires, references to the singular shall include the plural and vice versa.

(u) WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY ANDINTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRAIL BY JURY.

IN WITNESS WHEREOF, the parties have caused this Note Conversion Agreement to be duly executed and delivered as of the date and year first written above.

“Company” OXIS INTERNATIONAL, INC.

By:
Name:
Title:

Signature page to
Note Conversion Agreement
(Company)

IN WITNESS WHEREOF, the parties have caused this Note Conversion Agreement to be duly executed and delivered as of the date and year first written above.

“Note Holders”

If by an individual:

Printed Name:
Residency:

If by an entity:

Name of entity

By:
Printed Name:
Title:
Principal Place of Business:

Address for Notice:

Facsimile:

Signature page to
Note Conversion Agreement
(Note Holders)

Schedule A

Parties

Bristol Investment Fund Ltd
Red Mango Ltd
Adam Kasower
James W Heavener
Alpha Capital Anstant
SV Booth Investment III
Theorem Group LLC
East Ventures, Inc.
Bristol Capital LLC
Craig Osborne
Ken Eaton
Canyons Trust
Piter Korompis
John Brady
Brannon LLLP
Raymond Pribadi
Scott Williams
WestPak Consulting
Adam Cohen
Les Canter
Net Capital Partners Inc
Munt Trust
Barry Wolfe
Oakmore Opportunity Fund I LP
JLS Ventures LLC
One Equity Research LLC
Farhad Rostamian
Ho’okipa Capital Inc
Howard Knee
Gianna Simone Baxter
Anthony Baxter
Greg McPherson

Schedule B

Note Conversion Shares

(see attached)

EXHIBIT A

LOST NOTE AFFIDAVIT AND INDEMNITY AGREEMENT

[_______________] (the “Note Holder”), by and through its duly authorized person, hereby certifies:

1.           This Lost Note Affidavit and Indemnity Agreement (the “Agreement”), entered into effective as of [_____________ __, 20__], relates to (1) the Securities Purchase Agreement (the “Purchase Document”) dated as of [______________ __, 20__] by and among OXIS International, Inc., a Delaware corporation (the “Company”) and the Note Holder, and (2) the [__% Convertible Debentures] (the “Note”) dated as of [______________ __, 20__], made by Company payable to Note Holder in the original principal amount of ___________________ (______________).

2.           Note Holder hereby represents, warrants, and agrees as follows:

a.           After having conducted a diligent investigation of its records and files, Note Holder has been unable to find the Note and believes that such Note has been lost, misfiled, misplaced, or destroyed.

b.           Note Holder has not assigned, encumbered, endorsed, pledged, or hypothecated the Note, or otherwise transferred to another individual or entity any right, title, interest, or claim in, to, or under the Note.

c.           Note Holder agrees that if it ever finds the Note, it will promptly notify Company of the existence of the Note, mark the Note as canceled, and forward the Note to Company or the Company’s designee.

d.           Note Holder shall indemnify Company for, and hold Company harmless from and against, any damages, liabilities, losses, claims (including any claim by any individual or entity for the collection of any sums due under or with respect to such Note), or expenses arising out of, or resulting from, (i) Note Holder’s inability to find and deliver the Note to Company, or (ii) any inaccuracy or misstatement of fact in, or breach of any representation, warranty, agreement, or duty in or under, this Agreement.

3.           This Agreement may be executed in counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument.

4.           This Agreement shall be governed by and construed in accordance with the law of the State of Delaware (without regard to any conflicts of laws provisions thereof).

[Remainder of page intentionally left blank]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

“NOTE HOLDER”

If by an individual:

Printed Name:

If by an entity:

Name of entity

By:
Printed Name:
Title:

ACCEPTED AND AGREED

“COMPANY”

OXIS INTERNATIONAL, INC.
a Delaware corporation

By:
Printed Name:
Title:

EXHIBIT B

REGISTRATION RIGHTS

1.1 Company Registration.  If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(a) promptly give written notice of the proposed registration to all Note Holders; and

(b) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.2 of this Exhibit B below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Note Holder or Note Holders received by the Company within 10 days after such written notice from the Company is mailed or delivered.  Such written request may specify all or a part of a Note Holder’s Registrable Securities.

1.2 Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Note Holders as a part of the written notice given pursuant to Section 1.1(a) of this Exhibit B.  In such event, the right of any Note Holder to registration pursuant to this Section 1.2 shall be conditioned upon such Note Holder’s participation in such underwriting and the inclusion of such Note Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Note Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Other Selling Stockholders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 1.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting.  The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, and (ii) second, to the Note Holders and Other Selling Stockholders requesting to include Registrable Securities and Other Shares in such registration statement based on the pro rata percentage of Registrable Securities and Other Shares held by such Note Holders and Other Selling Stockholders, assuming conversion and (iii) third, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter.  The Registrable Securities or other securities so excluded shall also be withdrawn from such registration.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

1.3 Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Exhibit B prior to the effectiveness of such registration whether or not any Note Holder has elected to include securities in such registration.

1.4 Definitions.  The following definitions shall apply for the purposes of this Exhibit B:

(a) “Other Selling Stockholders” shall mean persons other than Note Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(b) “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

(c) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Notes and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.